Exhibit 23.2

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement Form S-1 of Baixo Relocation Services, Inc. of our report dated April 23, 2014 on our audit of the financial statements of Baixo Relocation Services, Inc. as of February 28, 2014, and the related statements of operations, stockholders' equity and cash flows for the years ended February 28, 2014 and from inception on January 7, 2014 through February 28, 2014, and the reference to us under the caption "Experts".


/s/ Seale and Beers, CPAs
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Seale and Beers, CPAs
Las Vegas, Nevada
June 10, 2014




                50 S. Jones Blvd, Suite 201 - Las Vegas, NV 89107
                    Phone: (888) 727-8251 Fax: (888) 782-2351